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                                                                  EXHIBIT 4.2









                          WINSTAR COMMUNICATIONS, INC.

                  $2,000,000,000 Aggregate Principal Amount of

                              Senior Notes Due 2010

                              CONVERSION AGREEMENT
                              --------------------

                                                                     May 9, 2000


Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974


Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of May 4, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among WVF-I LLC, a Delaware limited liability company, any Replacement Borrower (as defined in the Credit Agreement) from time to time party thereto, Winstar Communications, Inc., a Delaware corporation (the "Company"), the lenders party thereto, The Bank of New York, as collateral agent, and Lucent Technologies Inc. ("Lucent"), as administrative agent thereunder. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement or, if not defined therein, in the Conversion Indenture referred to in the Credit Agreement.

                  The Credit Agreement provides that, during any Refinancing Period, Lucent may elect in its sole discretion to convert outstanding Lucent Loans, at any time in whole or from time to time in part, into Conversion Notes issued by the Company under the Conversion Indenture. The Credit Agreement also requires that, on and after the earlier of (A) the date on which the aggregate principal amount (on a cumulative basis) of Loans borrowed under the Credit Agreement equals or exceeds $250,000,000 and (B) September 30, 2000, the Company will maintain in effect one or more registration statements under the Securities Act registering the offer and sale of Conversion Notes, such that at all times the aggregate principal amount of Conversion Notes covered by such effective registration statement or registration statements equals or exceeds the aggregate principal amount of outstanding Lucent Loans. The Company and Lucent are entering into this Agreement in order to set forth certain agreements of the Company with respect to the registration of Conversion Notes under the Securities Act and the issuance, offering and sale thereof.

                  1.       Registration of the Conversion Notes.

                           (i) The Company covenants and agrees with Lucent that, on and after the earlier of (A) the date on which the aggregate principal amount (on a cumulative basis) of Loans borrowed under the Credit Agreement equals or



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                                                                               2

         exceeds $250,000,000 and (B) September 30, 2000, the Company will maintain in effect one or more registration statements under the Securities Act registering the offer and sale of all of the Conversion Notes that may be issued pursuant to the Conversion Indenture, such that at all times the aggregate principal amount of Conversion Notes covered by such effective registration statement or registration statements equals or exceeds the aggregate principal amount of outstanding Lucent Loans.

                           (ii) The Company covenants and agrees with Lucent that the Company will promptly (A) advise Lucent of the status of the filing of the registration statements referred to in subparagraph (i) of this Section 1, with the Securities and Exchange Commission ("Commission"), and respond to requests by Lucent for information regarding the status of such filing, (B) provide Lucent with drafts of such registration statements in such number as Lucent may reasonably request and provide Lucent a reasonable opportunity to comment on such drafts, (C) notify Lucent when such registration statements have been filed with the Commission and provide Lucent with copies of such registration statements as filed with the Commission in such number as Lucent may reasonably request, (D) provide Lucent with copies of all correspondence with the Commission with respect to such registration statements, (E) notify Lucent when the Commission has declared such registration statements effective and (F) deliver to Lucent copies of such effective registration statements in such number as Lucent may reasonably request.

                  2.       Representations and Warranties of the Company.

                  The Company represents and warrants to, and agrees with, Lucent as of the date hereof and as of each Conversion Date as follows (provided that the representations and warranties set forth in subparagraphs (i), (iii),
(vi), (vii), (x)(A), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix),
(xx), (xxi), (xxii) and (xxiii) of this Section 2 shall be given only as of each Conversion Date and not as of the date hereof):

                  (i) A registration statement, including a prospectus, relating to the Conversion Notes has been filed with the Commission and has become effective. Such registration statement, and each other registration statement relating to the Conversion Notes that is filed with the Commission, is hereinafter referred to as a "Registration Statement", and the prospectus included in any such Registration Statement, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as a "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                  (ii) On the effective date of each Registration Statement, such Registration Statement and the Prospectus forming part thereof, including all amendments and supplements thereto, complied in all respects with the requirements of the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on each Delivery Date (as defined in Section 3(b)), each



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                                                                               3

         Registration Statement and Prospectus (and any amendment or supplement thereto) relating to the Conversion Notes then being delivered (each such Registration Statement, a "Relevant Registration Statement" and each such Prospectus, a "Relevant Prospectus") will, in the case of each such Relevant Registration Statement, be effective and, in the case of each such Relevant Registration Statement and Relevant Prospectus, will comply in all respects with the requirements of the Securities Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information concerning Lucent or any other Person that has acquired Conversion Notes for distribution (an "Other Person") furnished in writing by or on behalf of Lucent or any Other Person to the Company expressly for use in each Relevant Registration Statement and each Relevant Prospectus (or any amendment or supplement thereto).

                  (iii) The Company is not now, nor immediately after the issuance of any Conversion Notes will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Relevant Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have, singly or in the aggregate, a Material Adverse Effect (as hereinafter defined).

                  (v) All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and conforms in all material respects to the description therein in each Relevant Prospectus.

                  (vi) Except as disclosed in each Relevant Prospectus, (A) since the date of the latest audited financial statements included in each Relevant Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations or business of the Company, and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations or business of the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for regular quarterly dividends.



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                                                                               4

                  (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Relevant Prospectus and to enter into and perform its obligations under this Agreement and the Conversion Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (viii) The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Conversion Indenture and the Conversion Notes and to issue the Conversion Notes. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The Conversion Notes and the Conversion Indenture have been duly authorized by the Company. The Conversion Indenture (assuming due execution by the Trustee) constitutes a legal, valid and binding obligation of the Company, and the Conversion Notes will, when authenticated, issued and delivered in the manner provided for in the Conversion Indenture, constitute legal, valid and binding obligations of the Company entitled to the benefits of the Conversion Indenture and enforceable, in each case, against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that rights to indemnity and contribution may be limited by federal and state securities laws and by public policy considerations. The Conversion Notes and the Conversion Indenture conform in all material respects to the description thereof contained in each Relevant Prospectus.

                  (x)(A) Except as described in each Relevant Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which violation or default in performance or observance, singly or in the aggregate, would have a Material Adverse Effect;

                  (B) The execution, delivery and performance of this Agreement, the Conversion Indenture and the Conversion Notes, the issuance of the Conversion Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of the Company and its subsidiaries and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or



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                                                                               5

         encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or violate any applicable law, administrative regulation or administrative or court decree, in each case, the effect of which conflict, breach, default, lien, charge, encumbrance or violation, singly or in the aggregate, would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries.

                  (xi) Except as described in each Relevant Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obliga tions under the Conversion Indenture or this Agreement, or which are otherwise material in the context of the sale of the Conversion Notes; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (xii) Except as described in each Relevant Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (xiii) No authorization, approval or consent of, or filing with, any court or governmental authority or agency is necessary or required in connection with the issuance by the Company of the Conversion Notes, except (A) those already obtained or made under the Securities Act and the Trust Indenture Act of 1939 ("Trust Indenture Act"), and (B) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions.

                  (xiv) Except as described in each Relevant Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trade marks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xv) The accountants who certified the financial statements and supporting schedules included in each Relevant Registration Statement and each Relevant



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                                                                               6

         Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (xvi) The financial statements, including the notes thereto, included in each Relevant Registration Statement and each Relevant Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and of the Company's predecessors as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise specifically stated in each Relevant Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in any Relevant Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in any Relevant Registration Statement or any Relevant Prospectus: the assumptions used in preparing the pro forma financial statements included in such Relevant Registration Statement or Relevant Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (xvii) The Conversion Indenture conforms in all material respects with the requirements of the Trust Indenture Act applicable to indentures to be qualified thereunder.

                  (xviii) Except as described in each Relevant Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xix) Except as described in each Relevant Prospectus, the Company and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Telecommunications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

                  (xx) All FCC licenses held (as of the most recent date for which any financial information is included or incorporated by reference in any Relevant Prospectus), by the Company and its subsidiaries (other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Company or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum and proceedings



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                                                                               7

         affecting the service rules and licensing of Spectrum in the 38 GHz band) (the "Licenses") are currently valid and in full force and effect. Neither the Company nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHz band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except as disclosed in each Relevant Prospectus.

                  (xxi) Except as described in each Relevant Prospectus, no event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (B) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries there under.

                  (xxii) The Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

                  (xxiii) Neither the Company nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

                  3.       Issuance of the Conversion Notes; Delivery.

                  (a) The Company agrees, subject to the terms and conditions of the Credit Agreement, to issue the Conversion Notes.

                  (b) Delivery of each issuance of the Conversion Notes shall be made at the offices and on such dates and times as Lucent shall specify in the Conversion Certificates (each such date and time of delivery of the Conversion Notes, a "Delivery Date"). Certificates for the Conversion Notes shall be registered in such names and in such denominations as Lucent shall specify in the Conversion Certificates. Lucent shall specify in the relevant Conversion Certificate whether the issuance of the Conversion Notes will be in the form of
(i) definitive, fully registered certificates or (ii) one or more Global Securities (as defined and described in the Conversion Indenture).

                  4. Covenants of the Company. With respect to each issuance of Conversion Notes, the Company covenants and agrees with Lucent as follows:

                  (i) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), when any Registration Statement and any amendment thereto has been filed with the Commission and when any Registration Statement or any post-effective amendment thereto has become effective.



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                                                                               8

                  (ii) The Company will file each Relevant Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2), not later than the first business day following the delivery of the relevant Conversion Certificate.

                  (iii) The Company will furnish to Lucent and each Other Person such number of copies of each Relevant Registration Statement and Relevant Prospectus, including all exhibits, and any amendments or supplements thereto as Lucent and each Other Person may reasonably request.

                  (iv) The Company will not at any time make any amendment or supplement to any Relevant Registration Statement or any Relevant Prospectus of which Lucent and each Other Person (provided that the Company has been notified of such Other Person) shall not have previously been advised and furnished a copy and have had reasonable opportunity to comment on such proposed amendment or supplement, or to which Lucent or any Other Person or their respective counsel shall reasonably object, except as required by applicable law.

                  (v) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), of the institution by the Commission of any stop order proceedings in respect of any Relevant Registration Statement or of any part thereof and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (vi) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), of any request by the Commission for amendments or supplements to any Relevant Registration Statement or any Relevant Prospectus or for additional information. Upon receipt of such notice from the Company use of each Relevant Prospectus shall be suspended until the Company has amended or supplemented each Relevant Prospectus to correct such misstatement or omission or to effect such compliance. The Company will forthwith prepare such amendment or supplement as may be necessary so that each Relevant Prospectus, as so amended or supplemented, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and furnish to Lucent or such Other Person, as applicable, such number of copies as Lucent or such Other Person, as applicable, may reasonably request.

                  (vii) If at any time prior to completion of the distribution of the Conversion Notes by Lucent or such Other Person to purchasers who are not its affiliates (as determined by Lucent, or such Other Person, as applicable) any event shall occur or condition shall exist as a result of which it is necessary, in the view of the Company or in the reasonable view of Lucent or such Other Person, as applicable, to amend or supplement each Relevant Prospectus in order that each Relevant Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, or if such amendment or supplement is necessary to comply with applicable law, the Company will (in a form and in substance that shall be reasonably satisfactory to Lucent, or such Other Person, as applicable), forthwith prepare such amendment or supplement as may be necessary so that each Relevant Prospectus, as so



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                                                                               9

         amended or supplemented, does not include such untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and furnish to Lucent or such Other Person, as applicable, such number of copies as Lucent or such Other Person, as applicable, may reasonably request. The Company agrees to notify Lucent and each Other Person (provided that the Company has been notified of such Other Person) to suspend use of each Relevant Prospectus as promptly as practicable after the occurrence of an event specified in the first sentence of this paragraph (without giving effect to the reasonable view of Lucent or such Other Person, as applicable), and upon receipt of such notice from the Company use of each Relevant Prospectus shall be suspended until the Company has amended or supplemented each Relevant Prospectus to correct such misstatement or omission or to effect such compliance.

                  (viii) The Company will furnish to Lucent and each Other Person (provided that the Company has been notified of such Other Person) copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Conversion Notes pursuant to the Conversion Indenture but only so long as the Company is obligated to furnish the foregoing documents pursuant to the Conversion Indenture.

                  (ix) The Company will use its commercially reasonable efforts in cooperation with Lucent and each Other Person to (A) permit the Conversion Notes to be eligible for clearance and settlement through the Depository, (B) provide a CUSIP number for the Conversion Notes not later than the effective date of each Relevant Registration Statement, and (C) provide the Trustee with printed certificates for the Conversion Notes in a form eligible for deposit with the Depository.

                  (x) The Company will endeavor, in cooperation with Lucent, each Other Person and their respective counsel, to qualify the Conversion Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Lucent may reasonably designate; provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it would not be so subject at the date of this Agreement. In each jurisdiction in which the Conversion Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of each Relevant Prospectus. The Company shall promptly advise Lucent and each Other Person (provided that the Company has been notified of such Other Person) of the receipt by the Company of any notification with respect to (x) the suspension of the qualification or exemption from qualification of the Conversion Notes for offering or sale in any jurisdiction or (y) the institution, threatening or contemplation of any proceeding for such purpose.

                  (xi) Prior to the termination of the Commitments and the repayment of all outstanding Lucent Loans, the Company will not, without the prior written



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                                                                              10

         consent of Lucent, (A) amend or modify the Conversion Indenture or (B) amend or modify, or redeem or defease, the Issue Date Senior Notes, or amend or modify the indenture under which the Issue Date Senior Notes were issued.

                  (xii) On the date hereof and on each Conversion Date, Lucent and each Other Person will receive an opinion, dated as of the date hereof or the relevant Conversion Date, as the case may be, of counsel for the Company, in customary form and substance and otherwise reasonably satisfactory to Lucent and each Other Person.

                  (xiii) On each Conversion Date, Lucent and each Other Person shall receive a certificate, dated such Conversion Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Conversion Date, and that, subsequent to the dates of the most recent financial statements in the Relevant Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Relevant Prospectus or as described in such certificate.

                  (xiv) On each Conversion Date, the Company, if requested with reasonable advanced notice by Lucent or any Other Person, will cause its independent public accountants to provide to Lucent and any Other Person a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (xv) On each Conversion Date, counsel for Lucent and each Other Person will be furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Conversion Notes as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Conversion Notes and as herein contemplated shall be reasonably satisfactory in form and substance to Lucent, each Other Person and their respective counsel.

                  (xvi) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the resale of the Conversion Notes or the Relevant Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
         Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Relevant Registration Statement, which statement shall cover such 12-month period.

                  (xvii) The Company will enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Lucent and any Other Person shall reasonably request in order to facilitate any disposition of the Conversion Notes pursuant to any Relevant Registration Statement.

                  (xviii) The Company will (A) make reasonably available for inspection by a representative of, and special counsel acting for, Lucent or any Other Person, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (B) cause the Company's officers, directors, employees, accountants and counsel to supply all relevant information reasonably requested by such representative and special counsel in connection with the Relevant Registration Statement.

                  5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the filing fees with the Commission and printing of each Relevant Registration Statement and each Relevant Prospectus and of each amendment or supplement thereto and the delivery to Lucent, each Other Person and their respective designees of printed copies thereof, (ii) the copying of this Agreement and the Conversion Indenture, (iii) the preparation, issuance and delivery of the Conversion Notes, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Conversion Notes and the fees and expenses of the Trustee, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Conversion Notes under state securities laws in accordance with the provisions of Section 4(xi), including filing fees and the reasonable fees and disbursements of counsel for Lucent and each Other Person in connection therewith, (vi) the fee of any filing for review of any offering with the National Association of Securities Dealers, Inc., (vii) all expenses and application fees incurred in connection with the application for the inclusion of the Conversion Notes for book-entry transfer by the Depository and (viii) any out-of-pocket expenses incurred by the Company on any "road show" or similar presentation to prospective purchasers of Conversion Notes.

                  6.       Indemnification and Contribution.

                  (i) The Company will indemnify and hold harmless Lucent and each Other Person, their respective affiliates, directors and officers and each person, if any, who controls such person within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse Lucent and each Other Person for any legal or other expenses reasonably incurred by Lucent and each Other Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by Lucent or any Other Person specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (ii) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Relevant Registration Statement or any Relevant Prospectus, the indemnity agreement contained in this subsection (i) shall not inure to the benefit of Lucent or any Other Person that sold the Conversion Notes concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by Lucent or such Other Person and any such loss, claim, damage or liability of Lucent or such Other Person results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Conversion Notes to such person, a copy of the Relevant Prospectus if the Company had previously furnished copies thereof to Lucent or such Other Person and such Relevant Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

                  (ii) Lucent and each Other Person will severally and not jointly indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Lucent or such Other Person (as the case may be) specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by Lucent and each Other Person consists of information in the Relevant Prospectus under the caption "Plan of Distribution".

                  (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (i) or (ii) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (i) or (ii) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (iv) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (i) or (ii) above (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Lucent and each Other Person on the other from the offering of the Conversion Notes or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and Lucent and each Other Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Lucent and each Other Person on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Conversion Notes issued by the Company bear to the aggregate principal amount of the Conversion Notes issued to Lucent and each Other Person by the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Lucent or each Other Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (iv). Notwithstanding the provisions of this subsection (iv), neither Lucent nor any Other Person shall be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Conversion Notes issued to it exceeds the amount of any damages which Lucent or such Other Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Lucent's and each Other Person's obligations in this subsection (iv) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (v) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Lucent or any Other Person within the meaning of the Securities Act or the Exchange Act; and the obligations of Lucent and each Other Person under this Section shall be in addition to any liability which such persons may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Lucent, any Other Person or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Conversion Notes.

                  8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Lucent shall be directed to it at Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Assistant Treasurer-Project Finance, fax: (908) 582-3101, with a copy to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019, Attention: James C. Vardell, III, fax: (212) 474-3700; notices to the Company shall be directed to the Company at 685 Third Avenue, New York, New York 10017, Attention: Timothy R. Graham, fax: (212) 584-4001, with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016,
Attention: David Alan Miller, fax: (212) 818- 8881.

                  9. Parties. This Agreement shall inure to the benefit of and be binding upon Lucent and the Company and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Lucent, the Company and their respective successors, heirs and legal representatives, and the affiliates, controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision herein. This Agreement and all conditions and provisions hereof are intended for the sole and exclusive benefit of Lucent, the Company and their respective successors, heirs and legal representatives, and said affiliates, controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. Notwithstanding the foregoing, each Other Person and its successors, heirs and legal representatives, and the affiliates, controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, shall be entitled to enforce the agreements for their benefit contained in Sections 4, 5, 6 and 7 hereof against the Company as if such Other Person was a party hereto. No purchaser of Conversion Notes from Lucent or any Other Person shall be deemed to be a successor by reason merely of such purchase, unless such Person has acquired Conversion Notes for distribution.

                  10. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Each party hereto irrevocably submits to the jurisdiction of any State or Federal court in the State of New York and irrevocably waives any objection it may now or hereafter have to the laying of venue of any action in any such court. Each party hereto expressly waives its rights to trial by jury. Specified times of day refer to New York City time.

                              CONVERSION AGREEMENT

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Lucent and the Company in accordance with its terms.

Very truly yours,

WINSTAR COMMUNICATIONS, INC.


By:  /s/Frederic E. Rubin
     -------------------------
     Name:  Frederic E. Rubin
     Title: Senior Vice
                President,
                    Treasurer

Confirmed and accepted as of the date first above written:

LUCENT TECHNOLOGIES INC.


By:  /s/Peter M. Sperling
     --------------------------
     Name:  Peter M. Sperling
         Title: Director, Credit